BIMINI CAPITAL MANAGEMENT COMPLETES DEBT EXCHANGE WITH
TABERNA CAPITAL MANAGEMENT, LLC

VERO BEACH, FL (April 22, 2009) — Bimini Capital Management, Inc. (OTCBB: BMNM) (“Bimini Capital” or the “Company”), a real estate investment trust (“REIT”), today announced that it completed a debt exchange yesterday with Taberna Capital Management, LLC, the collateral manager of certain collateralized debt obligations issued in 2005 and collateralized by, among other securities, the trust preferred capital securities sold by Bimini Capital Trust I (“BCT I”) in May of 2005.  Pursuant to the debt exchange, the obligations under the trust preferred capital securities issued by BCT I were discharged and the securities were redeemed.  Also in connection with the debt exchange, Bimini Capital redeemed $51.55 million of its junior subordinated notes issued to BCT I and anticipates recognizing a gain of approximately $31.5 million on the early extinguishment of this debt.

About Bimini Capital Management
Bimini Capital Management, Inc. is a REIT that invests primarily, but not exclusively, in residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com